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Exhibit 99.2

PROXY	Preliminary

SPECIAL MEETING OF STOCKHOLDERS [•], [•], 2016 [•] [a.m.], Central Time WASTE CONNECTIONS, INC. 3 Waterway Square Place, Suite 110 The Woodlands, Texas 77380

VOTE BY INTERNET — [•] or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the Special Meeting. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — [•]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the Special Meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [•].

Waste Connections, Inc. Proxy
3 Waterway Square Place, Suite 110
The Woodlands, Texas 77380

This proxy is solicited on behalf of the Board of Directors for use at the Waste Connections Special Meeting to be held on [    •    ], 2016.

The undersigned holder of common stock of Waste Connections, Inc. ("Waste Connections") acknowledges receipt of Waste Connections' Notice of Special Meeting of Stockholders and Proxy Statement, each dated [    •    ], 2016, and Annual Report to Stockholders for the fiscal year 2015. The undersigned revokes all prior proxies and appoints Steven F. Bouck and Worthing F. Jackman, and each of them, individually and with full powers of substitution and resubstitution, proxies for the undersigned to vote all shares of Waste Connections common stock that the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on [    •    ] ,[    •    ], 2016, at [    •    ][a.m.], Central Time, at [    •    ] , and any adjournment thereof, as designated on the reverse side of this Proxy Card.

THIS PROXY WILL BE VOTED ACCORDING TO THE SPECIFICATIONS YOU MAKE ON THE REVERSE SIDE. IF YOU DO NOT MAKE SPECIFICATIONS ON THE REVERSE SIDE BUT YOU DO SIGN AND DATE THIS PROXY CARD, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2 AND 3, EACH OF WHICH IS REFERRED TO ON THE REVERSE SIDE. IN EITHER CASE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Please detach here

The Board of Directors Unanimously Recommends a Vote "FOR" each of Proposals 1, 2 and 3.

1.  A proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 18, 2016 (the "Merger Agreement"), by and among Waste Connections, Progressive Waste Solutions Ltd. ("Progressive") and Water Merger Sub LLC ("Merger Sub"), and to approve the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into Waste Connections, with Waste Connections continuing as the surviving corporation and a subsidiary of Progressive:

☐ For ☐ Against ☐ Abstain

2.  A proposal to approve, on an advisory (non-binding) basis, specified compensatory arrangements between Waste Connections and its named executive officers relating to the transactions contemplated by the Merger Agreement.

☐ For ☐ Against ☐ Abstain

3.  A proposal to adjourn the meeting to another date and place if necessary or appropriate to solicit additional votes if there are insufficient votes at the time of the Waste Connections Special Meeting to approve the Waste Connections Merger Proposal.

☐ For ☐ Against ☐ Abstain

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2 AND 3.

         Address Change? Mark Box         ☐        Indicate changes below:

         If you plan to attend the Special Meeting of Stockholders, please mark the following box. ☐

               Date:                        , 2016

              Signature(s)/Title(s) in Box

              Please sign exactly as your name(s) appears on the proxy. If the shares of common stock represented by the proxy are held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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  Exhibit 99.2